Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-259720) pertaining to the Amended and Restated 2014 Stock Incentive Plan, the 2021 Stock Option and Incentive Plan, and the 2021 Employee Stock Purchase Plan of Toast, Inc.,
(2)Registration Statement (Form S-8 No. 333-260926) pertaining to the Amended and Restated 2014 Stock Incentive Plan of Toast, Inc.,
(3)Registration Statement (Form S-8 No. 333-264940) pertaining to the 2021 Stock Option and Incentive Plan and the 2021 Employee Stock Purchase Plan of Toast, Inc.,
(4)Registration Statement (Form S-8 No. 333-271789) pertaining to the 2021 Stock Option and Incentive Plan and the 2021 Employee Stock Purchase Plan of Toast, Inc.,
(5)Registration Statement (Form S-8 No. 333-279195) pertaining to the 2021 Stock Option and Incentive Plan and the 2021 Employee Stock Purchase Plan of Toast, Inc., and
(6)Registration Statement (Form S-8 No. 333-287111) pertaining to the 2021 Stock Option and Incentive Plan and the 2021 Employee Stock Purchase Plan of Toast, Inc.;

of our reports dated February 18, 2026, with respect to the consolidated financial statements of Toast, Inc. and the effectiveness of internal control over financial reporting of Toast, Inc. included in this Annual Report (Form 10-K) of Toast, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 18, 2026